Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Shares, without par value per share, of IAMGOLD Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 3, 2022

RCFM GP L.L.C.

By:	/s/ Mason Hills
	Name:	Mason Hills
	Title:	General Counsel

RESOURCE CAPITAL ASSOCIATES VII L.P.

By:	RCFM GP L.L.C., its General Partner

By:	/s/ Mason Hills
	Name:	Mason Hills
	Title:	General Counsel

RESOURCE CAPITAL FUND VII L.P.

By:	Resource Capital Associates V II L.P., its General Partner

By:	/s/ Mason Hills
	Name:	Mason Hills
	Title:	General Counsel